                              SHOPPING CENTER LEASE

     SECTION 1.     BASIC LEASE PROVISIONS.

     The following terms shall have the meanings hereinafter set forth when used in this Lease:

     (A)  LEASE DATE:

     (B)  LANDLORD:                     LaSalle National Trust, N.A., as Trustee
                                        u/t/a dated July 14, 1988 and known as
                                        Trust No. 113367


          LANDLORD'S ADDRESS:           828 Nerge Road
                                        Roselle, Illinois 60172

     (C)  TENANT:                       Beverly Bank

          TENANT'S ADDRESS:             1357 West 103rd Street
                                        Chicago, Illinois 60643

     (D)  LEASED PREMISES:              Approximately 60,000 square feet,
                                        located at the southwest corner of 143rd and Pinewood, Orland Park, Illinois, as shown on the Site Plan attached hereto as Exhibit A.

          THE SHOPPING CENTER:          Pinewood Plaza
                                        Orland Park, Illinois

     (E)  COMMENCEMENT DATE:            The earlier to occur of fifteen (15)
                                        days after the Possession Date, as
                                        defined in Section 11 (I) hereof, or the date that Tenant opens the Leased
                                        Premises for business.

     (F)  LEASE TERM:                   Twenty (20) Lease Years (the "Original
                                        Term") plus four (4) five (5) year
                                        options (each an "Option Term")


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     (G)  ANNUAL BASE RENT:             Annual Base Rent shall consist of two
                                        (2) components:

                                        (i)  Ground Rent; and
                                        (ii) Building Rent, each in the amounts
                                        set forth below:

     Lease Year          Annual Ground Rent
     ----------          ------------------

      1 - 3                   $30,000
      4                       $31,500
      5                       $33,000
      6                       $35,000
      7                       $40,000
      8                       $45,000
      9                       $50,000
      10                      $55,000
      11 - 15                 $60,000
      16 - 20                 $69,000
      21 - 25                 $79,350        (Option)
      26 - 30                 $91,252.50     (Option)
      31 - 35                 $104,940.38    (Option)
      36 - 40                 $120,681.32    (Option)

     Lease Year          Annual Building Rent
     ----------          --------------------

      1 - 3 Twelve percent (12%) of the aggregate cost of the (i) Building Costs and, (ii) the cost of the Leased Premises Site Work (as defined in Section 11(A) hereof).

     For the fourth Lease Year and each Lease Year thereafter, Annual Building Rent shall increase by an amount equal to three percent (3%) of the Annual Building Rent for the immediately preceding Lease Year.

     (H)  PERMITTED USE:                A retail banking facility or savings and
                                        loan association, including, but not
                                        limited to, the deployment of one or
                                        more ATMS, both shared and proprietary,
                                        and/or any other interactive machines,
                                        as Tenant may from time to time deem
                                        appropriate; the sale of securities and
                                        other investments; the sale of insurance and annuities; the acceptance and processing of loans; the issuance of traveler's checks and money orders; and the provision of such other financial services or products which may be legally


                                       -2-

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                                        permitted during the Term to be provided
                                        by banks or savings and loan
                                        associations (the "Banking Uses"), or
                                        such other retail uses as may be
                                        permitted from time to time by
                                        applicable zoning ordinances and in
                                        accordance with Section 10(A) hereof.
                                        As used in this Section, "Tenant" shall
                                        mean Tenant and/or any Permitted
                                        Assignee (as defined in Section 28(B) of this Lease.

     (I)  SECURITY DEPOSIT:             None

     (J)  TENANT'S PROPORTIONATE
          SHARE OF TAXES:               As set forth in Section 7(A)(ii) hereof.

     (K)  TENANT'S PROPORTIONATE
          SHARE OF OPERATING
          EXPENSES:                     As set forth in Section 7(A) hereof.

     (L)  PERCENTAGE RENT:              None

     (M)  BROKER:                       None

     (N)  OPTION TO PURCHASE:           As defined in Section 53 hereof.

     The parties hereto hereby enter into this Lease consisting of 30 pages and Exhibits A - E, and agree to be bound hereby.

LANDLORD:                                         TENANT:

LaSalle National Bank,                            Beverly Bank
as Trustee as aforesaid, by
Mid-Northern Equities Management,
Ltd., the agent of its beneficiary


By:  /s/                                     By:  /s/
    -------------------------------              -------------------------------

        Its Vice President                           Its      President
            ----                                         ----


Attest:                                      Attest:
       ----------------------------                 ----------------------------
          Its      Secretary                           Its      Secretary
              ----                                         ----


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     SECTION 2.     DEMISE OF LEASED PREMISES.

     Landlord, for and in consideration of the covenants hereinafter contained and made on the part of Tenant, does hereby demise and lease to Tenant the Leased Premises described in Section 1(D) hereof. Tenant acknowledges that the Site Plan attached hereto (the "Site Plan") is a preliminary plan, and that Landlord may modify the Site Plan from time to time provided that any such change shall not adversely affect access to, or visibility of, the Leased Premises, and provided further that any modification of the Site Plan that affects the Leased Premises shall have the prior written approval of Tenant.

     SECTION 3.     CROSS EASEMENTS.

     In conjunction herewith, Landlord and Tenant shall execute a Cross Easement Agreement in the form attached hereto as Exhibit B, whereby each grants to the other rights of ingress and egress and the use of parking spaces.

     SECTION 4.     LEASE TERM.

     (A) TERM. The Term of this Lease, along with Tenant's obligation to pay rent hereunder, shall commence on the Commencement Date as defined in
Section 1(E) hereof, and shall terminate on the last day of the Lease Year set forth in Section 1(F) hereof. In addition, Tenant shall have the right to extend the Term for four (4) successive Option Terms, by written notice delivered to Landlord no later than one hundred eighty (180) days prior to expiration of the Original Term or the applicable Option Term, as the case may be. Annual Base Rent for the Option Terms is set forth in Section 1(G) hereof. All other terms and conditions of this Lease shall remain in full force and effect during each Option Term.

     (B) LEASE YEAR DEFINED. The term "Lease Year" as used herein shall mean twelve consecutive calendar months. The first Lease Year shall commence on the Commencement Date if the Commencement Date shall be on the first day of a calendar month; if not, then the first Lease Year shall commence on the first day of the calendar month next following the Commencement Date. In the event that the Commencement Date shall occur on a day other than the first of the month, the first payment of all rentals due hereunder shall be adjusted for the proportionate fraction of the whole month and shall be due and payable on the Commencement Date. All subsequent rental payments other than the first shall be made and become due and payable, in advance, on the first day of each calendar month during the term hereof.

     (C) LETTER CONFIRMING COMMENCEMENT DATE. Upon Tenant's taking possession of the Leased Premises, Landlord and Tenant shall execute and deliver a written statement setting forth the actual Commencement Date, which statement shall be in recordable form.

     SECTION 5.     EXCUSE OF LANDLORD'S PERFORMANCE.

     Anything in this Lease to the contrary notwithstanding, providing such cause is not due to the willful or gross negligence of the Landlord, the Landlord shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease if same shall be due to any force majeure, including but not limited to, civil commotion, warlike operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls (including the building permit process), or inability to obtain any material or service, through act of God or other cause beyond the control of the Landlord. (The causes set forth above shall sometimes hereinafter be referred to as "Force Majeure".)

     Anything in this Lease to the contrary notwithstanding, providing such cause is not due to the willful or gross negligence of the Tenant, the Tenant shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease if same shall be due to Force Majeure, including but not limited to, civil commotion, warlike operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, or inability to obtain any material or service, through act of God or other cause beyond the control of the Tenant.

     SECTION 6.     ANNUAL BASE RENT.

     Tenant shall pay to Landlord as Annual Base Rent for the Leased Premises the total of Annual Ground Rent plus Annual Building Rent as set forth in section 1(G) hereof, payable in equal monthly installments, without notice, on the first day of every calendar month, monthly in advance.

     SECTION 7.     ADDITIONAL RENT.

     (A) TENANT'S OBLIGATION. In addition to Annual Base Rent, Tenant shall pay to Landlord as Additional Rent, Tenant's Proportionate Share of Taxes (as hereinafter defined), as set forth below and Tenant's Proportionate Share of Operating Expenses (as hereinafter defined) as set forth herein. Tenant's Proportionate Share of Operating Expenses shall be determined by dividing the total square feet of the ground area of the Leased Premises by the total square feet of the ground area of the Shopping Center and multiplying the quotient thereof by 100. The ground area of the Leased Premises shall be determined in accordance with the survey to be provided pursuant to Section 14 hereof. The total square feet of the ground area of the Shopping Center is 229,934 square feet, subject to verification. Tenant's

Proportionate Share of Taxes shall be determined as set forth below.

           (i) TAXES DEFINED. For purposes hereof, "Taxes" shall mean all real estate taxes, rates, levies, charges and assessments, general and special, ordinary and extraordinary, of every kind and nature whatsoever, whether now know to law or hereafter created, which are due and payable during the Term upon (a) the Shopping Center, (b) the Leased Premises, (c) the leasehold estate hereby created, (d) the reversionary interest or estate of the Landlord, or (e) arising with respect to the occupancy, use or possession of the Shopping Center or Leased Premises. Any cost incurred by Landlord in an effort to minimize, reduce, protest, negotiate or otherwise adjust any real estate tax bill, tax assessment or assessed valuation, including the cost of appraisals, witness fees and attorneys' fees related thereto, shall be included in the definition of Taxes. If a special assessment is payable in installments, Taxes for any year shall include the installment of such assessment for that year.

           If at any time during the Lease Term, the methods of taxation prevailing at the commencement of the Term shall be changed or altered so that in lieu of, in addition to, or as a substitute for the whole or any part of the taxes now levied, assessed or imposed on real estate, there shall be levied, assessed or imposed, then the same shall be included in the definition and computation of Taxes hereunder.

           Anything contained in this Lease to the contrary notwithstanding, Tenant shall not be obligated to pay any franchise, income, estate, inheritance, excise, sales or excess profits tax or other similar taxes or impositions which may be levied upon, required to be collected by or assessed against Landlord or its successors in title.

           (ii) DETERMINATION OF TENANT'S PROPORTIONATE SHARE OF TAXES. Prior to issuance of a separate permanent index number for the Leased Premises, Tenant's Proportionate Share of Taxes shall be determined with respect to that portion of Taxes attributable to the land by dividing the land area of the Leased Premises by the total area of the Shopping Center, and with respect to that portion of the Taxes attributable to the building to be constructed by Landlord upon the Leased Premises (the "Building") by dividing the gross floor area of Tenant's building by the gross floor area of all buildings in the Shopping Center. Currently, the gross floor area of all buildings in the Shopping Center, without the building to be built on the Leased Premises, is Forty Thousand Eighty Nine (40,089) square feet, subject to verification. (If Landlord has an existing

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survey showing all of the buildings on the Shopping Center, Landlord will provide Tenant with same to verify measurements. Landlord, however, shall not be obligated to have a survey prepared if not already in Landlord's possession.) The gross floor area of the Leased Premises will be added to that number to determine the denominator of the fraction to be used to determine Tenant's Proportionate Share of Taxes with respect to the building.

           (iii) SEPARATE TAX NUMBER. Landlord agrees to use reasonable commercial efforts to obtain a separate permanent index number for the Leased Premises. Until such time as a separate tax identification number is obtained, Tenant's Proportionate Share of Taxes shall be determined in accordance with sub-paragraph (ii) above.

           (iv) TAX CONTEST. With respect to the contest of Taxes, at such time as a separate permanent index number shall be effective, Tenant shall have the right to contest Taxes for the Leased Premises, provided that if Tenant chooses not to contest such Taxes, it shall notify Landlord of same in sufficient time to allow Landlord to contest Taxes for the Leased Premises. Until a separate permanent index number shall be effective, Landlord shall contest Taxes for the Shopping Center, including the Leased Premises, provided that if Landlord chooses not to contest such Taxes for the Leased Premises, Landlord shall notify Tenant of same in sufficient time to allow Landlord to contest Taxes for the Leased Premises. In the event that Landlord shall receive any refund of Taxes attributable to the Leased Premises for a period during which Tenant has paid Taxes or Additional Rent including any payment of Taxes promptly which includes Tenant's Proportionate Share of Taxes, Landlord shall promptly pay Tenant said refund upon receipt thereof.

           (v) OPERATING EXPENSES DEFINED. For purposes hereof, Operating Expenses shall mean the total of all premiums paid by Landlord for insurance carried by Landlord with respect to the Shopping Center, including liability, property damage, fire, extended coverage, malicious mischief, vandalism, workmen's compensation and employees' liability, rent interruption insurance and any other casualty and liability insurance (but excluding insurance provided and paid for by Tenant under Section 15 (A) hereof); and all items of cost and expense expended (including appropriate reserves) in operating, managing, equipping, protecting, policing, lighting, repairing, replacing and maintaining the Common Areas (as hereinafter defined) of the Shopping Center and its facilities, including but not limited to, all costs and expenses for or pertaining to (1) such maintenance and repair as shall be required in Landlord's or its designee's judgment to preserve the utility and condition of the Common Areas in substantially the same condition and status as the Common Areas shall be in as of the time of the completion of the original construction and installation thereof; (2) cleaning and removal of rubbish, dirt, debris, snow and ice; (3) planting, replanting and replacing flowers and landscaping; (4) water, drainage and sewerage; (5) supplies; (6) utility services and lighting (including the cost of light bulbs and electric current); (7) parking lot striping; (8) maintenance, repair and after the fifth anniversary of the Commencement Date, replacement of all or any portion of the parking lot, sidewalks, curbing or drainage and lighting facilities; (9) management fees equal to three percent (3%) of rentals generated by the Shopping Center; and (10) administrative charges not to exceed seven percent (7%) of the total costs of operating and maintaining the Common Areas (exclusive of such administrative charges), and
(11) such other costs as Landlord may determine are required for the proper maintenance, repair and replacement of the Common Areas and their facilities.

     Operating Expenses shall exclude (i) the cost to construct the Shopping Center and the buildings thereon, (ii) restoration costs resulting from fire, casualty or condemnation, (iii) leasing commissions, (iv) services provided to individual tenants, (v) items covered by warranty, and (vi) capital costs, except for repair and replacement of (w) the parking lot after the fifth anniversary of the Commencement Date, (x) landscaping, (y) lighting standards, and (z) sidewalks.

     For purposes hereof, "Common Areas" shall mean the parking lot, sidewalks, loading areas, driveways, surface drain facilities, traffic control signs, fences and all other portions of the Shopping Center which are not occupied by buildings as depicted on the Site Plan and such other improvements as Landlord shall provide for the common use of the tenants of the Shopping Center. The Leased Premises shall at all times have reasonable, adequate and direct access to the Common Areas and through them to the public streets adjacent to the Shopping Center.

     (B) METHOD OF PAYMENT OF ADDITIONAL RENT. On the first day of each month, Tenant shall pay to Landlord, together with Tenant's monthly installment of Annual Base Rent, a sum equal to one-twelfth (1/12) of Landlord's reasonable estimate of Tenant's Proportionate Share of Taxes and Operating Expenses (the "Additional Rent Items") for the calendar year in which such payment becomes due, provided that unless required by Landlord's lender, (i) Tenant may pay Tenant's Proportionate Share of Taxes twice per year, no later than August 15 and no later than February 15, and (ii) after issuance of a separate permanent index number, Tenant may pay Taxes upon the Leased Premises directly to the taxing authority. Within sixty (60) days after the end of each calendar year Landlord shall notify Tenant in writing of its actual expenses for the Additional Rent Items for such calendar year and Tenant's Proportionate Share thereof. In the event that Tenant shall have paid to Landlord as Additional Rent an amount less than Tenant's Proportionate Share of Additional Rent Items for such calendar year, Tenant shall remit to Landlord such deficiency within ten (10) days after the date of Landlord's invoice therefor. In the event that the Tenant has paid an amount greater than its Proportionate Share of Additional Rent Items, said excess shall be applied towards Tenant's obligation for Additional Rent Items for the next calendar year, or if such excess is attributable to the final Lease Year of the Lease Term, such excess shall be refunded to Tenant within thirty (30) days after expiration of the Lease Term. At such time as Landlord notifies Tenant of its actual expenses for Additional Rent Items for any calendar year, Landlord shall also notify Tenant of its estimate of Tenant's Proportionate Share of Additional Rent Items for the then current calendar year, and Tenant's monthly payments therefor shall be adjusted accordingly. For any partial calendar year during the Lease Term, Taxes shall be prorated.

     At such time as a separate permanent index number for the Leased Premises shall become effective, Tenant shall pay Taxes directly to the taxing authority, provided that if Landlord's lender shall require Landlord to make monthly payments into a tax escrow, then Tenant shall continue to pay Taxes monthly as Additional Rent in accordance herewith.

     (C) LATE PAYMENT. Any payment of Base Rent or Additional Rent that is not received by Landlord on or before the tenth (10th) day of the month for which such payment is due shall result in a late charge assessed against Tenant equal to five percent (5%) of the amount past due. Said late charge shall be due and payable within five (5) days after notice thereof.

     (D) No more than once per calendar year, Tenant shall have the right, upon reasonable written notice to Landlord to audit Landlord's books and records pertaining to Taxes and operating Expenses. In the event that any such audit reveals any overcharge to Tenant for any calendar year in excess of two percent (2%) after year-end adjustments pursuant to sub-paragraph (B) above, then Landlord shall pay the cost of such audit.

     SECTION 8.  Intentionally Omitted.

     SECTION 9.  COMPLIANCE WITH LAW.

     (A) GENERAL. Tenant shall, throughout the entire Lease Term, at its sole cost and expense, comply and cause the Leased Premises to comply with all statutes and ordinances, including but not limited to, the Americans with Disabilities Act, and the orders, rules, regulations, and requirements of all federal, state and municipal governments or other governmental or quasi-governmental authorities having jurisdiction over the Leased Premises, including, but not limited to, the Illinois Environmental Protection Agency, and appropriate departments, commissions, boards, and officers thereof, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not said compliance shall require structural repairs or alterations to the Leased Premises, its use or manner of use, the fixtures and equipment thereof, provided that at the time of delivery of the Leased Premises to Tenant the Leased Premises was in compliance with all such orders, rules, regulations and requirements. To the extent that the Leased Premises did not so comply, Landlord shall be liable for the performance, and the cost, of compliance. Tenant, likewise, shall observe and comply with the requirements of all policies of public liability, fire, and all the other contracts of insurance at any time in force with respect to the building and improvements on the Leased Premises and the fixtures and equipment thereof.

    Tenant shall have the right to contest the enforcement of any such orders, rules, regulations and requirements so long as such contest does not result in the imposition of any lien, criminal charges or other liability against Landlord or the Shopping Center.

    (B) TENANT'S ENVIRONMENTAL OBLIGATION. Tenant shall not cause or permit any Hazardous Substance to be used, stored, released, generated or disposed of on or in the Leased Premises by Tenant, Tenant's agents, employees, contractors or invitees, except for supplies used in the ordinary course of business in accordance with applicable law. If Hazardous Substances are used, stored, generated or disposed of on or in the Leased Premises by Tenant except in accordance herewith, or if the Leased Premises become contaminated by Hazardous Substances in any manner during the Lease Term (except for such contamination as may be caused by a release made by Landlord or another tenant of the Shopping Center), Tenant shall indemnify and hold harmless the Landlord, Landlord's beneficiary and the agents of its beneficiary from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses, including attorneys' fees, consultants or experts' fees arising during or after the Lease Term, as a result of a breach of the covenants set forth herein by Tenant. This indemnification includes, without limitation, any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on the Leased Premises and such results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary action to return the Leased Premises to the condition existing prior to the presence of any

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such Hazardous Substance on the Leased Premises. Tenant shall first obtain
Landlord's reasonable approval for any such remedial action.

     (C) LANDLORD'S ENVIRONMENTAL OBLIGATION. Landlord shall not cause or permit any Hazardous Substance to be used, stored, released, generated or disposed of on or in the Shopping Center by Landlord, Landlord's agents, employees, or contractors, except for supplies used in the ordinary course of business in accordance with applicable law. If Hazardous Substances are used, stored, generated or disposed of on or in the Shopping Center by Landlord, Landlord's agents, employees, or contractors except as permitted above, or if the Leased Premises become contaminated by Hazardous Substances by Landlord in any manner during the Lease Term, Landlord shall indemnify and hold Tenant harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses, and any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees, arising during or after the Lease Term, arising as a result of a breach of the covenants set forth herein by Landlord. This indemnification includes, without limitation, any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. Without limitation of the foregoing, if Landlord causes the presence of any Hazardous Substance on the Leased Premises and such results in contamination, Landlord shall promptly, at its sole expense, take any and all necessary action to return the Leased Premises to the condition existing prior to the presence of any such Hazardous Substance on the Leased Premises. Landlord shall first obtain Tenant's reasonable approval for any such remedial action. If any remediation by Landlord shall cause cessation of Tenant's business due to lack of ingress or egress to the Leased Premises or because of an order by any governmental agency, Tenant's Base Rent shall abate until Tenant's ingress and egress are restored or such order has been revoked.

     (D) HAZARDOUS SUBSTANCE DEFINED. As used herein, "Hazardous Substance" means any substance which is defined by any federal, state or local statute, ordinance, rule or regulation as toxic, ignitable, reactive, corrosive, and/or which is regulated by any federal, state or local governmental agency and shall include but not be limited to, any and all materials or substances which are defined as "hazardous waste", "extremely hazardous waste", "hazardous substance", "toxic waste" or "toxic substance" including, but not limited to, asbestos, polychlorobiphinyls, urea formaldehyde and petroleum and petroleum-based products.

     (E) Tenants or Landlord shall each have the right to contest the enforcement of any such orders, rules, regulations and requirements, for which they respectively indemnified the other under Section 9 (B) or (C) above so long as such contest does not result in the imposition of any lien, criminal charges or other liability against the other, or in the case of a contest by the Tenant, the Shopping Center.

     SECTION 10. USE.

     (A) The Tenant agrees that the Leased Premises shall be used for the Banking Uses set forth in Section 1(H), and may be used for other retail purposes without the prior written consent of Landlord provided that Tenant may not use the Leased Premises for a use that (i) conflicts with the exclusive use provisions of any then existing lease for space in the Shopping Center, (ii) is in competition with any of the then existing tenants of the Shopping Center, or
(iii) a proposed use is not inconsistent with the type of use usually associated with a shopping center of this type. Tenant covenants and agrees that the Leased Premises shall not be used by Tenant nor leased nor sublet for any trade, business, vocation or occupation whatsoever which may be unlawful, or which may otherwise be prohibited herein. For purposes hereof, a proposed use shall be deemed to be in competition with an existing tenant if (i) twenty percent (20%) of the projected gross receipts for the proposed use would arise from the sale of products or services being sold by another tenant in the Shopping Center who derives twenty percent (20%) or more of its gross receipts from the sale of said products or services or who has designated twenty percent (20%) or more of its floor area for the sale of such products or services, or (ii) twenty percent (20%) or more of the floor area of the Leased Premises would be designated for the sale of products or services that are sold by an existing tenant of the Shopping Center who has designated twenty percent (20%) of its floor area for the sale of such products or who derives twenty percent (20%) or more or its gross receipts from the sale of said products or services. From time to time, at the request of Tenant, Landlord shall notify Tenant of the then existing exclusives in the Shopping Center. At such time as Tenant shall propose to change the use of the Leased Premises, Tenant shall notify Landlord in writing of same, and within ten (10) days after receipt of such notice, Landlord shall notify Tenant of whether such use is in violation of this paragraph. If no such notice is received, Tenant's proposed use shall be deemed not in violation of this provision. Landlord shall notify Tenant from time to time of the then existing exclusives affecting the Shopping Center and of the other uses that would be prohibited by this Section 10 (A).

     (B) EXCLUSIVE USE. Subject to the rights of Walgreens, as a tenant of the Shopping Center, Tenant shall have the exclusive right in the Shopping Center to operate a retail savings facility, a savings and loan association, to deploy ATM's and/or any other interactive machines serving the same purpose as an ATM, and the acceptance and processing of loans.

     (C) PROHIBITED USES. Subject to the rights of Walgreens, as a tenant of the Shopping Center, no portion of the Shopping Center shall be used for any of the following:

          (i)    movie theater;

          (ii)   adult bookstore;

          (iii)  massage parlor;

          (iv) a bar, pub, night club, music hall or disco that derives less than fifty percent (50%) of its revenues from food service;

          (v) a facility for the sale of paraphernalia for use with illicit drugs;

          (vi) a facility for the sale or display of pornographic materials (as determined by community standards for the area in which the Shopping Center is located);

          (vii) auto repair, except that a first class car repair facility, such as Goodyear or Firestone shall be permitted, provided that any bays shall face east and any cars stored on the premises shall be concealed by landscaping shielding said store and cars from view from the Leased Premises;

          (viii) any use which is illegal or dangerous, constitutes a nuisance or is inconsistent with a community-oriented retail or commercial Shopping Center; or

          (ix)   an arcade, pinball or computer gameroom.

     SECTION 11. CONSTRUCTION OF IMPROVEMENTS.

     (A) LANDLORD'S WORK. (i) Landlord, at its expense, shall cause the construction of Tenant's Building in accordance with Exhibit C attached hereto and made a part hereof, as incorporated into and in accordance with the Approved Plans and Specifications (as defined in sub-paragraph (C) below), provided that Landlord shall not be required to expend in excess of Seventy Five Dollars ($75.00) per square foot for "Building Costs" (the "Construction Cap"). The parties acknowledge that the Construction Cap is based upon a 6400 square foot building, and that if Tenant's Building, including drive-thru and entrance canopies, is in excess of 6400 square feet, the Building Costs for that excess portion of Tenant's Building shall be paid entirely by Tenant. For purposes hereof, Building Costs shall include, but not be limited to, all of the so-called "hard costs" of construction, including, but not limited to, all labor, materials, and contractors' profit and overhead incurred in connection with construction of the Building as described in Exhibit C, and running utility lines from a distance of five (5) feet from the perimeter of the building, and all so-called "soft costs" attributable thereto, including but not limited to, architect's fees, engineering fees, soil tests, environmental studies, permit fees, impact fees, development fees and the cost of the use of utilities, temporary or otherwise. Landlord shall also perform the site work for the Leased Premises (the "Leased Premises Site Work"), at Landlord's expense. The Leased Premises Site Work shall be installed in accordance with the Approved Plans and Specifications, and shall include, but not be limited to, grading, drainage, compaction, excavation, fill, landscaping within the Leased Premises, paving, light standards within the Leased Premises, sidewalk, running utilities to the Building to a distance five (5) feet from the perimeter thereof and other site preparation work for the Leased Premises Site Work as set forth in the Approved Plans and Specifications. For purposes of determining the cost of the Leased Premises Site Work all soft costs attributable thereto shall be included.

     (ii) In addition to the construction of Tenant's Building and the Leased Premises Site Work, Landlord shall cause additional common areas for the Shopping Center to be constructed, at Landlord's expense, consisting of a parking lot and driveways in the locations set forth in the Site Plan (the "Common Area Site Work"), and in accordance with specifications therefor to be delivered by Landlord to Tenant (the "Site Work Specifications"). The Common Area Site Work shall include paving the parking lot and driveways not within the Leased Premises, installation of such drainage as shall be required by the City of Orland Park and the County of Cook, running utilities (except for telephone) to the boundary of the Leased Premises, landscaping not located within the Leased Premises and electric light standards not located within the Leased Premises, all in accordance with the Site Work Specifications. The cost of installation of the Common Area Site Work shall not be included in Building Costs, provided, however, that if Tenant shall request any change in the Site Work Specifications acceptable to Landlord, and such change shall result in an increase in the cost of the Common Area Site Work, then the amount of such increase shall be payable by Tenant to Landlord. (The construction of Tenant's Building, the installation of the Leased Premises Site Work and the Common Area Site Work shall sometimes hereinafter be referred to collectively as "Landlord's Work".)

     (iii) Landlord shall supervise the construction of Tenant's Work for a fee of Seven Thousand Five Hundred Dollars ($7,500). Said fee shall be payable monthly in equal installments over the period required for the installation of Tenant's Work. Upon substantial completion of Tenant's Work, Tenant shall pay to Landlord the balance, if any, of said fee. For purposes of this Section, Landlord's Work and Tenant's Work shall sometimes hereinafter be referred to as the "Work".

     (B) ARCHITECT AND TENANT'S SITE PLAN. Landlord shall employ Archideas, Inc. ("Architect") as the architect for Tenant's Building. Landlord and Tenant shall work with the Architect to design Tenant's Building. Within thirty (30) days from the Lease Date, Landlord and Tenant shall agree an a site plan showing the elevations of Tenant's Building and the location of lights, landscaping, curbs, parking spaces, entrances, exits, driveways and parking lot for the Leased Premises (the "Tenant Site Plan").

     (C) PLANS AND SPECIFICATIONS. Landlord shall deliver to Architect Landlord's Specifications for the Work, which specifications are attached hereto and made a part hereof as Exhibit C (the "Specifications"), and Landlord shall cause Architect to prepare plans and specifications for the Work based upon the Specifications and Tenant's Site Plan. Landlord shall deliver the completed Plans and Specifications to Tenant for Tenant's review and approval. If Tenant shall have any objection to the Plans and Specifications, it shall notify Landlord of same, and Landlord shall cause the Architect to revise the Plans within ten (10) days after receipt of Tenant's objections to the Plans and Specifications, provided said changes are in accordance with applicable law.
The Plans and Specifications, as approved by Tenant shall be referred to herein as the "Approved Plans and Specifications". Landlord shall cause to be prepared such working drawings as may be required. Tenant's approval of the Plans and Specifications shall not in any way be deemed to place any responsibility on Tenants as to their accuracy, completeness and sufficiency.

     (D) MUNICIPAL APPROVALS AND COMMENCEMENT AND COMPLETION OF CONSTRUCTION. Landlord shall submit the Approved Plans and Specifications to the City of Orland Park (the "City") for issuance of a building permit (the "Building Permit"). Landlord shall also obtain such permits as may be required by the Metropolitan Sanitary District, Illinois Department of Transportation, and such other agencies as have jurisdiction over the Leased Premises. (The Building Permit and such other permits shall sometimes hereinafter be referred to collectively as the "Permits".)

     After submission of the Approved Plans and Specifications to the City, Landlord shall make such changes thereto as the City shall require, provided that if any such requested change shall cause a material change in the appearance of the Building or cause an increase in the cost of the Building, which increase shall cause the Building Costs to exceed the Construction Cap, or if the Building Costs for the Approved Plans and Specifications already exceed the Construction Cap, and such changes shall further increase the Building Costs, then Landlord shall obtain Tenant's approval prior to causing any such change to be made to the Approved Plans and Specifications.

    Landlord shall commence construction of the Work as soon as reasonably practicable after issuance of the Permits. Landlord shall complete construction of the Work within two hundred forty (240) days after commencement of construction, subject to Force Majeure. Landlord shall construct the Work in accordance with the Approved Plans and Specifications, in accordance with all applicable laws, rules and regulations and in a good and workmanlike, lien-free manner.

    (E) BIDDING PROCESS. Landlord shall cause a bid package to be prepared based upon the Approved Plans and Specifications. Tenant shall have the right to review and approve the general contractor's contract prior to execution thereof. All portions of the Work shall be put out to bid to duly licensed and qualified subcontractors, and the general contractor shall obtain a minimum of three (3) bids from qualified bidders for all "Major Subcontracts" and shall select the lowest bid for each portion of the Work. For purposes hereof, "Major Subcontracts" shall be HVAC, plumbing, electrical and masonry. For other contractors, the general contractor may obtain less than three (3) bids. At Tenant's option, Tenant may be present at the opening of the bids. Tenant acknowledges that Landlord may employ William A. Shiner, Inc. as its general contractor. Landlord shall deliver to Tenant copies of all contracts let in accordance herewith.

    (F) BUILDING COSTS AND CHANGE ORDERS. The Building Costs shall initially be the costs demonstrated by the contracts let in accordance with the bidding process described in sub-paragraph (E) above (the "Initial Building Costs"). During the course of construction, certain change orders may be required by Landlord as a result of governmental requirements ("Landlord's Change Orders"). In the event that any such change order shall increase the Building Costs, then Landlord shall obtain Tenant's approval prior to executing such change order, provided that if such change order is required by any governmental authority with jurisdiction over the Leased Premises in order to complete construction of Tenant's Building, Tenant may not withhold its consent, provided further that in the event of such a change order Landlord shall notify Tenant of same and prior to implementation of any such change order, Tenant shall have the right, but not the obligation, to protest such requirement with the appropriate governmental authorities within a reasonable time after receipt of Landlord's notice. In the event that during the course of construction, Tenant shall request any change order ("Tenant's Change Orders") to the extent that such change order causes an increase in Building Costs in excess of the Construction Cap, or increases the cost of the Leased Premises Site Work, then Tenant shall pay to Landlord the cost of such increase upon presentation to Tenant of appropriate documentation substantiating such increased cost.

    For purposes of determining Building Costs in excess of the Construction
Cap and for purposes of determining Annual Building Rent, Building Costs shall include the Initial Building Costs plus the cost of Landlord's Change Orders and Tenant's Change Orders.

    (G) PAYMENT OF EXCESS BUILDING COSTS. Upon substantial completion of Tenant's Building, the Leased Premises Site Work and the Common Area Site Work, Landlord shall submit to Tenant an invoice for the Building Costs in excess of the Construction Cap, and Tenant shall pay Landlord same within thirty (30) days after the date of said invoice. The square footage of Tenant's Building for purposes of determining the Construction Cap shall be determined by the Architect, provided that Tenant shall have the right to have an independent architect verify said measurement. The square footage of Tenant's Building for purposes of determining the Construction Cap shall be the area computed by measurement of the ground floor and any additional floor or mezzanine space made to and from the center of the outside exterior walls.

    (H) TENANT'S RIGHT TO INSPECT. During the course of construction of the improvements, Tenant and any architect, engineer or other representative Tenant may select to act for it, may, upon reasonable prior notice of Landlord, inspect (but shall have no duty or obligation to inspect) the Work and the materials being used in, or to be used in, the performance of such Work, provided that Tenant shall not interfere with the performance of the Work.

    (I) DELIVERY OF POSSESSION AND PUNCHLIST. The date of delivery of possession of the Leased Premises shall be the date that Landlord shall have substantially completed the Work (the "Possession Date"). For purposes hereof, "substantial completion" shall mean that:

         (i) A certificate of occupancy shall have been issued by the governmental authority having jurisdiction over the Leased Premises, provided that said certificate of occupancy may be a temporary certificate, subject only to "punchlist" type items and landscaping, and provided further, that if the certificate of occupancy cannot be issued because Tenant has not yet completed the installation of its security system, Landlord shall not be required to deliver said certificate of occupancy until such time as Tenant completes installation of said security system. If the certificate of occupancy shall not be issued because Tenant has not completed installation of its security system, said failure to deliver the certificate of occupancy shall not delay the Commencement Date of the Possession Date.

         (ii) A certificate of substantial completion shall have been issued by the Architect and executed by Landlord and the general contractor employed by Landlord with respect to the Work. Said certification shall include a statement that (a) all of the Work has been constructed in a good and workmanlike manner, free of defects in workmanship or material, and (b) Tenant's Building, the Leased Premises Site Work and the Common Area Site Work have been constructed in accordance with the Final Plans and Specifications, as may have been modified by change orders in accordance with the terms of this Lease and all applicable laws; and

         (iii) Landlord shall have caused a leasehold title insurance commitment to have been issued insuring Tenant's leasehold estate against mechanic's liens resulting from the Work, and subject to the title exceptions set forth in Exhibit D.

         No later than thirty (30) days prior to the estimated Possession Date, Landlord shall notify Tenant of the estimated Possession Date (the "Possession Notice"). Within ten (10) days after the Possession Date, Tenant shall have the right, but not the obligation, to inspect the Work with the Architect and, at Tenant's option, any architect, engineer or contractor that Tenant may select, for the purpose of creating a punchlist of items that Landlord has yet to complete. Landlord shall complete such punchlist within thirty (30) days after the date of said punchlist, provided that Tenant agrees that landscaping may not be completed within said 30 day period, and such non-completion shall not be a default hereunder, and that to the extent punchlist items cannot be completed within said 30 day period because of inability to obtain materials or similar causes beyond Landlord's reasonable control, Landlord shall complete said punchlist items as soon as reasonably practicable after the Commencement Date.

    If Landlord shall be in default under this section, Tenant shall have the right to complete said work, upon thirty (30) days written notice to Landlord, and if Tenant performs such work, the cost thereof may be deducted from rents and other sums due to Landlord hereunder; provided that if Landlord shall commence cure of such default within said thirty (30) day period, Tenant shall not have the right to perform such work.

    (J)  TENANT'S WORK.   All work other than Landlord's Work is referred to
herein as Tenant's Work. Landlord shall install Tenant's Work in accordance herewith. The cost of Tenant's Work shall be borne by Tenant. Tenant's security system shall be installed by Tenant at its expense. Prior to receipt of the Possession Notice, Tenant's contractors for the installation of said security system shall have the right to enter upon the Leased Premises to perform installation of Tenant's security system, provided that Tenant's contractors shall not interfere with the performance by Landlord's contractors of the Work. Prior to the entry onto the Leased Premises of any contractor performing all or any part of the installation of Tenant's security system, Tenant shall deliver to Landlord a certificate of insurance for each such contractor demonstrating the existence of such contractor's liability and worker's compensation insurance and naming Landlord, Landlord's beneficiary and the agents of its beneficiaries as additional insureds. The entry by any of Tenant's contractors onto the Leased Premises shall not be deemed an acceptance of the Leased Premises, or a waiver of Landlord's performance of its obligations to complete the Work. Any damage to Work by Tenant's contractors shall be repaired by Landlord at Tenant's expense. Any damage to Tenant's security system by Landlord's contractors shall be repaired by Tenant's contractors at Landlord's expense.

    (K) "AS BUILT" PLANS. As soon as reasonably practicable after completion of Work, Landlord shall deliver to Tenant a set of "as built" plans for the Leased Premises.

    (L) WARRANTIES. Landlord shall assign all warranties to Tenant with respect to the items that Tenant is required to maintain hereunder.

    SECTION 12.    ACCEPTANCE OF LEASED PREMISES.

    Tenant's taking possession of the Leased Premises on the Possession Date shall constitute Tenant's acknowledgment that the Leased Premises are in good condition and ready for Tenant's use and occupancy, subject to the punchlist provided for in Section 11.I above and subject to latent defects. Tenant's taking possession of the Leased Premises shall not limit or modify Landlord's obligations hereunder, whether with respect to the warranties relating to the Work or otherwise, nor constitute a waiver of any of Tenant's right and remedies.

    SECTION 13.    SECURITY DEPOSIT.

    No security deposit shall be required.

    SECTION 14. SURVEY. As soon as reasonably practicable after completion of the Work, Landlord shall deliver to Tenant an ALTA survey of the Leased Premises. In addition, upon completion of the foundation, Landlord shall deliver its survey to Tenant, provided said survey need not be ALTA certified.

    SECTION 15.    INSURANCE.

    (A) TENANT'S OBLIGATION. Tenant shall, at its expense, from and after the Possession Date, and during the entire Lease Term, keep in full force and effect the following policies of insurance, under which policies (except the policy described in sub-paragraph (iv) below) Landlord, Landlord's beneficiary and the agents of its beneficiary and their successors and assignees shall be named as additional insureds:

         (i) A policy of public liability insurance with respect to the Leased Premises and the business operated by the Tenant thereon under which the limits of liability shall not be less than Two Million Dollars ($2,000,000) in the form of single limit broad form coverage, and which policy shall include contractual liability;

         (ii)  Business Interruption Insurance;

         (iii) Worker's compensation in statutory amounts and employer's liability insurance; and

         (iv) an all risk fire insurance policy with extended coverage endorsement including, but not limited to, vandalism and malicious mischief covering all of the improvements, stock in trade, fixtures, furnishing, furniture, equipment, personal property and the contents of the Leased Premises to the extent of their full replacement cost with no deduction for depreciation. For purposes hereof, "improvements" shall mean partition walls, wall coverings, ceilings, floor coverings, hvac system, light fixtures, plate glass, equipment, including ATM and drive-thru equipment, and such other items as Tenant is obligated to maintain and repair in accordance herewith.

    Tenant shall furnish to Landlord a certificate or certificates of insurance or other acceptable evidence that all of the aforesaid insurance is in force before Tenant may take possession of the Leased Premises, and at least thirty
(30) days prior to the expiration of any such policy, Tenant shall furnish evidence to Landlord that any such policy has been renewed by Tenant. In the event that Tenant fails to furnish Landlord with the required insurance, Landlord may, but shall not be so obligated, obtain such insurance, and the cost thereof shall be deemed to be additional rent hereunder, and the failure of Tenant to pay same on demand shall constitute a default hereunder, and shall entitle Landlord to institute action for recovery thereof, and/or avail itself of all of the remedies afforded to it under this Lease or otherwise. Tenant may satisfy its insurance obligation by adding the Leased Premises to an existing blanket policy, which shall include other properties.

    (B)  LANDLORD'S OBLIGATION.   Landlord shall carry public liability
insurance for the Common Areas with $1,000,000 per occurrence coverage and with umbrella coverage and shall carry casualty insurance for Tenant's Building as part of its casualty insurance policy for the Shopping Center. Tenant shall pay Landlord its Proportionate Share of insurance premiums in accordance with
Section 7 above.

    Landlord shall carry builder's risk insurance during construction of the Leased Premises, and said policy shall name Tenant as an additional insured. The cost of builder's risk insurance shall be included in Landlord's Cap.

    SECTION 16.    INDEMNIFICATION.

    (A) TENANT'S OBLIGATION.

    Subject to Section 17 below, Tenant agrees to indemnify, defend and save Landlord harmless against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the conduct or management of the business conducted on the Leased Promises or from any work or thing done by Tenant or its subtenants on or about the Leased Premises and/or the Shopping Center, and will further indemnify and save Landlord harmless against and from any and all claims arising during the Lease Term from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or arising from any act of negligence of Tenant, or any of its agents, contractors, servants, employees or licensees or sublicensees, on or about the Leased Premises and/or the Shopping Center, and from and against all costs, counsel fees, expenses and liabilities arising from any such claim or action or proceeding brought thereon. If any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon request of Landlord, shall defend such action or proceeding by counsel reasonably satisfactory to Landlord.

    (B) LANDLORD'S OBLIGATION.

    Subject to Section 17 below, Landlord agrees to indemnify and save Tenant harmless against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any work or thing done by Landlord on or about the Leased Premises and/or the Shopping Center, and will further indemnify and save Tenant harmless against and from any and all claims arising during the Lease Term from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease, or arising from any act of negligence of Landlord, or any of its agents, contractors, servants, employees or licensees or sublicensees, on or about the Leased Promises and/or the Shopping Center, and from and against all costs, counsel fees, expenses and liabilities arising from any such claim or action or proceeding brought thereon. If any action or proceeding is brought against Tenant by reason of any such claim, Landlord, upon request of Tenant, shall defend such action or proceeding by counsel reasonably satisfactory to Tenant.

    SECTION 17.   WAIVER OF SUBROGATION.

    The parties release each other and their respective officers, directors and employees, from any claims for injury to any person or damage to the Leased Premises and/or the Shopping Center, and/or to the fixtures, personal property, Tenant's improvements, and alterations of either Landlord or Tenant in or on the Leased Premises and the Shopping Center that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such injury or damage.

    To the extent available, each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the other risks insured against under any insurance policy required by this lease.

    SECTION 18.    MAINTENANCE AND REPAIR.

    (A) TENANT'S OBLIGATION. Throughout the Lease Term, Tenant shall at its sole cost and expense maintain and repair Tenant's Building, subject to ordinary wear and tear and fire and other casualty, except for those items to be maintained and repaired by Landlord in accordance with sub-section (B) below. Tenant's obligation shall include, but not be limited to, exterior entrances; window frames and all plate glass windows; molding; partitions; doors, door frames and checks; plumbing and light fixtures; equipment and appurtenances and all heating, ventilating and air conditioning equipment; floors coverings; interior walls and wall coverings, including paint; ceilings; doorways; utility lines within the interior of the building; all drive through structures or facilities (except the roof, foundation and steel frames) and all other things installed in the Leased Premises, so that the Building shall at all times be in the same condition as when originally installed. The maintenance and repair of all directional signals and markers in the Leased Premises shall be Tenant's obligation. For purposes hereof, the term "repairs" shall include replacements, renewals, alterations, additions and improvements. All repairs made by Tenant shall consist of material and workmanship at least equal to the original condition of the repaired or replaced item. Tenant shall not be obligated to make any repairs caused by the negligence of Landlord, its contractors or agents.

    (B) LANDLORD'S OBLIGATION. Landlord shall maintain and repair the roof and foundation of Tenant's building and drive through structure or facilities, the utility lines running to Tenant's Building, the exterior walls and the concrete floors of Tenant's Building and steel framing of Tenant's Building, including any drive through structure or facility, except to the extent such maintenance or repair is required because of damage caused by act, omission or negligence of Tenant or its employees, agents, invitees, licensees or contractors. The provisions of this paragraph shall not apply in the case of damage or destruction by fire or other casualty or a taking under the power of eminent domain, in which event the obligations of Landlord shall be controlled by Sections 24 and 31 hereof, respectively. Landlord shall not be obligated to maintain or repair any drive through structure or facility.

    In addition, Landlord shall, at its expense, maintain and repair the Common Areas of the Shopping Center, including the parking lot and driveway surrounding the Leased Premises, in substantially the same condition as when originally installed, subject to ordinary wear and tear. Such obligation shall include the following:

         (i) Resurfacing of walks, driveways and parking areas, at such times as Landlord shall deem appropriate;

         (ii) Keeping the walks, drives and parking areas in a level, smooth and evenly covered condition with the type of surfacing material originally installed or such substitute as shall in all respects be equal in quality, use and durability;

         (iii) Cleaning, painting, striping, removing rubbish, debris and soil and stone washed into Common Areas and all other tasks necessary to maintain the parking and Common Areas in a clean, safe and orderly condition;

         (iv) Maintaining all curbs, parking dividers, landscape enclosures, fences, retaining walls in good condition and repair;

         (v)       Maintaining landscaped areas;

         (vi) Illuminating all Common Areas until ___ p.m. each day. In the event that any occupant of the Shopping Center shall require any illumination of any portion of the Common Areas at any time after ___ p.m., that occupant shall be solely responsible for the payment of all costs associated with such prolonged lighting of the Common Areas. The cost of security lighting shall be apportioned as a Common Area charge among all occupants and Tenant shall be responsible for the its portion in accordance with Section 7 (A) (iv);

         (v) Maintaining all utility lines within the Common Areas that are not maintained by a public utility or governmental authority; and

         (vi)      Keeping in repair and replacing light fixtures.

    (C) INSPECTION OF PREMISES. Upon providing Tenant with advance notice (except in the event of an emergency), Tenant shall permit Landlord and the authorized representatives of Landlord to enter the Leased Premises at all times during Tenant's usual business hours for the purpose of inspecting the same or for the purpose of making any repairs or performing any other work on the Leased Premises required to be performed by Landlord, or pursuant to the term of this Lease, Tenant is required but has failed to perform after applicable cure periods shall have expired, provided that in the course of such entry, Landlord shall not unreasonably interfere with the conduct of Tenant's business, and Landlord shall comply with Tenant's security procedures. Nothing herein shall imply any duty upon the part of Landlord to do any work to be performed by Tenant, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Except to the extent caused by the negligence of Landlord or its agents, Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Tenant by reason of making repairs or the performance of any work in the Leased Premises, or on account of bringing materials, supplies, and equipment into or through the Leased Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever. To the extent that Landlord's obligations may be performed after Tenant's business hours without incurring additional expense, Landlord will do so.

    Landlord shall have and hereby reserves the right during Tenant's usual business hours to enter the Leased Premises and to exhibit the same for the purpose of sale.

    SECTION 19.    UTILITIES.

    Tenant shall be separately metered for all utilities used on the Leased Premises, including without limitation, gas, electricity, water and telephone, and shall pay all connection charges with respect to said utilities. Tenant shall pay all such metered charges directly to the applicable utility.

    SECTION 20. ALTERATIONS.

    The Tenant shall not make any structural alterations in, or additions to, the Leased Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld. If the Landlord consents to such alterations or additions, before commencement of the work or delivery of any material onto the Leased Premises or onto the Shopping Center, Tenant shall deliver such items as Landlord may request, including insurance certificates from contractors, plans and specifications, sworn statements, copies of building permits and the like. Upon completion of such construction, Tenant shall deliver to Landlord such sworn statements, lien waivers and indemnifications as Landlord may request or that Landlord's title company may request to insure Landlord's title over Tenant's construction. Tenant shall pay for any date down endorsement to Landlord's title insurance policy as Landlord may request. It shall be Tenant's obligation to maintain any additions to the Leased Premises, including structural components.

    SECTION 21.    BUILDING AND FIXTURES.

    Upon the expiration of the Term, and from time to time during the Term, as long as Tenant is not then in default hereunder, all fixtures installed and paid for by Tenant may be removed by Tenant, provided that such removal shall not substantially damage the Leased Premises, and to the extent that such removal does cause damage, it shall be Tenant's obligation to pay the cost of repair of same, provided further, however, that Tenant may not remove any HVAC equipment or any other item that may have been installed by Tenant as a replacement for any item originally installed by Landlord. If Tenant shall not remove any fixtures within thirty (30) days after expiration of the Term, such property shall become the Landlord's property and shall remain upon the Leased Premises at the termination of this Lease by lapse of time or otherwise, without compensation, allowance or credit to the Tenant. The Tenant shall remove the Tenant's furniture, machinery, safe or safes, trade fixtures and other items of personal property of every kind and description from the Leased Premises upon expiration of the Lease Term. If the Tenant does not remove said personal property, the Landlord may remove the same and the Tenant shall pay the reasonable cost of such removal to the Landlord upon demand. All building additions and permanent improvements installed by Tenant shall be the property of Landlord upon expiration of the Term.

    SECTION 22.    SIGNS AND ADVERTISING.

    (A) Tenant shall be obligated, at its expense, to obtain any permit required by the Village with respect to any sign for the Leased Premises, and such sign shall comply with all applicable governmental or quasi-governmental ordinances, rules and regulations. Tenant shall install any signage at Tenant's expense, provided that at Tenant's request, Landlord shall install said sign at Tenant's expense.

    (B) Tenant shall not, without Landlord's prior written consent, place, construct or maintain on the Leased Premises any advertising media, including, without limitation, search lights, flashing lights, loud speakers, phonographs, or other similar visual or audio media.

     (C) Tenant shall not solicit business in, on or about the Common Areas, or distribute hand bills or other advertising or promotional media in, on, or about the Common Areas.

          SECTION 23.    DAMAGE TO OR DESTRUCTION OF LEASED PREMISES.

          If the event that the Leased Promises are damaged by fire, explosion or any other casualty, the damage shall be repaired by Landlord at Landlord's expense, within a reasonable time period after the occurrence of the damage, provided that Landlord shall not be obligated to expend for such repair an amount in excess of the insurance proceeds recovered an a result of such damage, and that in no event shall Landlord be required to repair or replace Tenant's stock in trade, fixtures, furniture, furnishings, floor coverings and equipment or any other items Tenant is required to insure hereunder. In the event that Landlord shall not have commenced such repair within one hundred eighty (180) days after such casualty, or Landlord shall not have completed such repair within three hundred sixty five (365) days after the date of such casualty, then Tenant shall have the right to terminate this Lease, and in such event, all insurance proceeds not relating to Tenant's trade fixtures, furnishings or personal property (including currency and business records) shall be payable to Landlord. In the event of any such damage that (a) is to an extent that is more than fifty percent (50%) of the cost of replacement of the Leased Premises, or
(b) results in damage or destruction of the buildings (taken in the aggregate) in the Shopping Center to the extent of more than twenty five percent (25%) of the cost of replacement thereof, and such damage or destruction occurs in the last two (2) years of the Original Term or the last year of any Option Term, then Landlord or Tenant may elect or to terminate this Lease, which election shall be exercised by written notice delivered to the other party within one hundred twenty (120) days after the occurrence of the event causing the damage. If either party elects to terminate the Lease, all insurance proceeds not relating to Tenant's trade fixtures, furnishings or personal property (including currency and business records) shall be payable to Landlord. If the casualty, repairing or rebuilding shall render the Leased Premises untenantable, in whole or in part, and the damage shall not have been due to the default or neglect of Tenant, a proportionate abatement of Annual Base Rent shall be allowed from the date that the damage occurred until the date Landlord substantially completes the work, said proportion to be computed on the basis of the relation which the gross square foot floor area of the space rendered untenantable bears to the gross square foot floor space of the Leased Premises. If the Landlord is required or elects to repair the Leased Premises as set forth herein, Tenant shall repair or replace its stock in trade, fixtures, furniture, furnishings, floor coverings and equipment, and if Tenant has closed, Tenant shall, within sixty (60) days after substantial completion of Landlord's work, promptly reopen for business.

          SECTION 24.   LIENS AND CHARGES.

          Tenant shall be solely and wholly responsible to contractors, subcontractors, materialmen and laborers furnishing and performing material and labor for Tenant with respect to Tenant's Work and any subsequent work performed on behalf of Tenant, as well an for other costs and expenses incurred by Tenant with respect to the Leased Premises. If any lien or charge for the payment of money owed by Tenant shall be filed against the Leased Premises or any improvements thereon or against Landlord, or if any form of security agreement shall be filed with respect to equipment or materials used in the construction or alteration of any such improvement, which in any such case shall, in the reasonable opinion of counsel selected by Landlord, create a lien or other charge upon or otherwise adversely affect Landlord's interest in the Leased Premises, then Tenant shall, at its own cost and expense, cause the same to be canceled and discharged of record or bonded in a reasonably adequate amount within twenty-one (21) days after notice of filing thereof. Should Tenant fail to furnish such bond or pay any such lien or charge or other cost or expense in connection with the Leased Premises or any improvements thereon, Landlord may, at its option and in addition to any other remedy hereunder, pay the same, in which event the amount of any such payment shall become immediately due and payable by Tenant to Landlord as additional rent hereunder, with interest thereon from the date of payment by Landlord to the date Tenant pays such amount to Landlord, at an annual rate of fourteen (14%).

          SECTION 25.   DEFAULT OF THE TENANT.

          The following events shall be deemed a "Default" hereunder:

          (i)  Any failure of Tenant to pay any rent due hereunder within ten
(10) days after written notice shall be received by Tenant; or

          (ii) Any failure of Tenant to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days (forthwith if the Default involves a hazardous condition) after written notice of such Default shall have been received by Tenant, however, if the default cannot with due diligence be cured prior to the expiration of thirty (30) days from the date of receipt of the notice provided for above and if Tenant commences within thirty (30) days from the date of receipt of said notice to eliminate the cause of such default and proceeds diligently and with reasonable dispatch to take all steps and do all work required to cure such default, then Landlord shall not have the right to re-enter the Leased Premises or declare this Lease terminated by reason of such default.

          (iii) Tenant or any guarantor of this Lease shall become bankrupt or insolvent, or file any debtor proceedings or take or have taken against Tenant or any guarantor of this Lease in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver of trustee or all or a portion of Tenant's or any such guarantor's property; or

          (iv) Tenant or any such guarantor makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement.

          SECTION 26.  LANDLORD'S REMEDIES.

          (A) In the event of a Default by Tenant hereunder, Landlord shall have the following described remedies, which remedies shall not be exclusive:

          (i) Landlord shall have the immediate right of re-entry and may remove all persons and property from the Leased Premises, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all in accordance with applicable law, without being deemed guilty of trespass, or becoming liable to any party for any loss or damage which may be occasioned thereby; and

          (ii) Landlord may from time to time without terminating this Lease, and without releasing Tenant in whole or in part from Tenant's obligation to pay rent and perform any of the covenants, conditions and agreements to be performed by Tenant as provided in this Lease, make such reasonable alterations and repairs as may be necessary in order to relet the Leased Premises. After making such alterations and repairs, Landlord may relet the Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its reasonable discretion may deem advisable; upon each such reletting if all rentals received by the Landlord from such reletting during any month shall be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Tenant shall be liable to

Landlord for all costs of reletting, including, but not limited to, alterations and repairs of the Leased Premises for a new tenant, brokerage commissions, attorneys fees, advertising and any other expenses incurred by Landlord in connection therewith; and

          (iii) Landlord may terminate this Lease, in which event Landlord shall be entitled to recover as liquidated damages and not as a penalty, all rent and other sums due and payable by Tenant on the date of termination plus an amount equal to the present value of Annual Base Rent and Additional Rent for the remainder of the Original Term or the then applicable Option Term; and

          (iv)  Landlord may seek any and all remedies at law or in equity; and

          (v) Landlord may enter upon the Leased Premises and cure any Default of Tenant with respect to non-performance hereunder and charge the cost of such cure to Tenant as additional rent due hereunder together with interest thereon at the annual rate of 14% from the date expended until the date repaid in full.

          (B) The Landlord's re-entry, demand for possession, a notice that the tenancy hereby created will be terminated on the date therein named, institution of an action of forcible detainer or ejectment or the entering of a judgment for possession in such action, or any other act or acts resulting in the termination of Tenant's right to possession of the Leased Premises shall not relieve Tenant from Tenant's obligation to pay all rents due hereunder, and other costs incurred during the balance of the Lease Term or any extension thereof, except as herein expressly provided. The Landlord may collect and receive any rent due from the Tenant, and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive, affect, change, modify or alter the rights or remedies which Landlord has in equity or at law or by virtue of this Lease.

          SECTION 27. LANDLORD'S RIGHT TO TERMINATE IF TENANT "GOES
          DARK".

          In the event that Tenant shall cease to operate its business from the Leased Premises for a period in excess of one hundred eighty (180) consecutive days, Landlord shall have the right to terminate the Lease upon written notice delivered to Tenant at any time after expiration of said 180 day period. Termination shall be effective as of the last day of the month in which said notice is served. In the event of such termination, Tenant shall have no further obligation to Landlord from and after the effective date thereof, except for obligations accruing prior to such termination.

          SECTION 28.    TRANSFER OF LEASED-PREMISES.

          (A) Without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, neither Tenant nor Tenant's successors or assigns shall sell, assign, sublet, mortgage (including the extension, modification or refinancing of any mortgage), pledge, encumber or otherwise dispose of the Tenant's interest in the Leased Premises. Consent shall not be deemed unreasonably withheld if not given if the proposed tenant or assignee is not financially qualified in Landlard's reasonable opinion. If Tenant shall charge any sublessee rent in excess of Annual Base Rent, then Landlord shall be entitled to any such excess. If Landlord shall consent to any sublet or assignment, Tenant shall nevertheless remain fully obligated for the performance of all of the terms and conditions hereof to be performed by Tenant.

          (B) Anything herein to the contrary notwithstanding, Tenant shall have the right, without Landlord's consent to; provided Tenant shall remain liable for the performance of all of Tenant's obligations hereunder:

          (i) assign or convey the Lease, or any interest therein to any Permitted Assignee; or

          (ii) sublet the Leased Premises or assign the Lease to any Permitted Assignee.

          For purposes hereof, Permitted Assignee shall mean:

          (i) any corporation or other entity of which Tenant is a subsidiary (on any level);

          (ii) any corporation or other entity which is a subsidiary of Tenant (on any level);

          (iii) any corporation or other entity with which Tenant is commonly owned or controlled;

          (iv) any corporation or other entity into which Tenant is merged or consolidated;

          (v) any corporation or other entity which is merged or consolidated into Tenant;

          (vi) any corporation or other entity which performs and/or markets financial services pursuant to any contract entered into with Tenant or any parent, subsidiary or related corporation or entity of Tenant; or

           (vii) any corporation or other entity which acquires all or substantially all of the assets of Tenant; or

          (viii) any successor to Tenant's assets or business by reason of merger, consolidation, reorganization, purchase of assets, or action of governmental or regulatory authority;

          (C) In the event that the Tenant's leasehold interest is sold at any foreclosure sale, judicial or otherwise, the Landlord may be a purchaser at any such sale.

          (D) Landlord shall have the right to assign, pledge or encumber its interest in this Lease, subject to the terms hereof, but nothing herein contained shall permit or allow Landlord in any manner to create a lien upon or encumber Tenant's interest in the Leased Premises, except as otherwise specifically provided for herein.

          (E) Anything herein to the contrary notwithstanding, Tenant may place a lien on its trade fixtures, equipment and the like, and Tenant may pledge its leasehold interest hereunder as collateral to an institutional lender, and Landlord shall acknowledge such assignment upon terms and conditions reasonably acceptable to Landlord.

          SECTION 29.    SURRENDER OF LEASED PREMISES.

          Upon expiration of the Lease Term, Tenant shall surrender to Landlord the Leased Premises and all Tenant's improvements and alterations in good condition, ordinary wear and tear accepted, except for fixtures that Landlord has requested Tenant to remove pursuant to Section 22 hereof. Tenant shall, at its expense, perform all restoration made necessary by the removal of any alterations or Tenant's trade fixtures and personal property prior to surrender of the Leased Premises.

          In the event that Tenant does not remove its property upon expiration of the Lease, such property shall become the property of Landlord to retain or dispose of as it determines, provided however, that Tenant shall be subject to the hold-over provisions set forth in Section 30 hereof in the event any of Tenant's property remains on the Leased Promises after expiration of the Lease Term. Tenant hereby waives all claims against Landlord arising from Landlord's taking possession of such property. Tenant shall be liable to Landlord for Landlord's cost for storing, removing and disposing of any such property.

          SECTION 30.     HOLDING OVER.

          In the event Tenant continues to occupy the Leased Premises after the last day of the Lease Term, then at Landlord's election, by written notice to Tenant, a tenancy from month to month only shall be created and not for any longer period, at a base rent of one hundred fifty percent (150%) of the rent of the last day of the Least Term. Tenant shall also pay to Landlord all damaqes sustained by Landlord resulting from retention of possession by Tenant*

          SECTION 21.    EMINENT DOMAIN.

          If the whole of the Leased Premises shall be taken by any public authority under the power of eminent domain, the Lease Term shall cease as of the day possession shall be taken by such public authority and Tenant shall pay all rentals due hereunder up to that date with an appropriate refund by Landlord of any such rent as may have been paid in advance for any period subsequent to the date possession in taken. If less than all of the Leased Premises shall be so taken, so long as Tenant has reasonably determined that it can continue its operation without any substantial diminishment in operation or income or increase in expense, the Lease Term shall cease only on the parts so taken as of the day possession shall be taken by such public authority and Tenant shall pay all rents due hereunder up to that day with appropriate refund by Landlord of such rent as may have been paid in advance for any period subsequent to the date possession is taken and thereafter the Annual Base Rent and Additional Rent shall be equitably adjusted. If Tenant determines that it cannot continue its operations as set forth above, then the Lease shall terminate on of the date of possession by the public authority. Landlord shall at its expense perform all necessary repairs or alterations to Tenant's Building so as to constitute the remaining premises a complete architectural unit, provided that Landlord shall not be obligated to undertake any such repairs and alterations if the cost thereof exceeds the award received by Landlord. If the portion of the Leased Premises so taken leaves the Leased Promises no longer suitable for the purpose set forth in this Lease, then the Lease Term shall cease and Tenant shall pay all rents due hereunder up to the day possession is so taken, with an appropriate refund by Landlord of such rent as may have been paid in advance for any period subsequent to the date of the takinq of possession by such public authority. If more than twenty five percent (25%) of the floor area of Tenant's Building or more than twenty five percent (25%) of the floor area of all of the buildings in the Shopping Center shall be taken under the power of eminent domain, or if parking is reduced below zoning requirements or if access drives are taken without adequate substitution, Landlord or Tenant may, by written notice delivered on or before the day of surrendering possession to the public authority, terminate this Lease and all rents shall be paid or refunded as of the date of termination. All compensation awarded for any taking of the Leased Premises shall be the property of Landlord, and Tenant hereby assiqns to Landlord any of Tenant's right, title and interest in and to any and all such compensation, provided that nothing herein contained shall prevent Tenant from seeking a separate award for damages related to any leasehold improvements installed by Tenant. If this Lease is not terminated by either party in accordance herewith, the compensation received by Landlord shall be used for restoration of the Leased Premises or the Shopping Center, as applicable.

          SECTION 32. QUIET ENJOYMENT.

          Landlord warrants that it has good and marketable fee simple title to the Leased Premises and Shopping Center, that it has full right and lawful authority to enter into this Lease for the full term hereof, that Tenant will be put in possession of the Leased Premises when Tenant is entitled hereunder, and that Tenant, on paying the rent and performing all of the other terms, conditions and provisions of this Lease to be performed by Tenant, shall peaceably and quietly have, hold and enjoy the Leased Premises for the full term of this Lease, subject to the provisions herein contained; provided that the Leased Premises may be subject to any and all public and private easements, covenants, conditions and restrictions, building lines, rights of way for drainage tiles, ditches, feeders and laterals, zoning and building use restrictions, and other such encumbrances affecting the Leased Premises and the Shopping Center, none of which would materially adversely affect the use of the Leased Premises for the uses provided for in this Lease.

          SECTION 33. SUBORDINATION AND NON-DISTURBANCE.

          This Lease shall be subject and subordinate to the lien of any mortgage and/or deed of trust which Landlord may place upon the Leased Premises and to all of the terms, conditions and provisions thereof, to all advances made, and to any renewals, extensions, modifications or replacements thereof, provided that (i) if there are no defaults hereunder on the part of the Tenant, the right of possession of Tenant to the Leased Premises and Tenant's rights arising out of this Lease, including, but not limited to, Tenant's option to purchase, shall not be affected or disturbed by the mortgagee or trustee or beneficiary under the mortgage, deed of trust or the notes secured thereby; (2) if Tenant is not then in default hereunder, shall not in any foreclosure or other proceeding under the mortgage and/or deed of trust not in any other way be deprived of its rights under this Lease, nor shall this Lease, including, but not limited to, Tenant's option to purchase, be terminated or affected by any foreclosure or sale or any proceeding under any mortgage or deed of trust; and
(3) the mortgagee and Tenant shall execute and deliver an Agreement of Attornment and Non-Disturbance in form reasonably acceptable to the parties within thirty (30) days from the Lease Date.

          SECTION 34. BROKER.

          Landlord and Tenant each warrant and represent to the other that it has not dealt with any broker except the broker set forth in Section 1(M) hereof. Landlord and Tenant each agree to indemnify, defend and hold the other harmless with respect to any claim of liability asserted against the indemnified party arising from the indemnifying party's alleged business relationship with any other broker.

          SECTION 35. INVALIDITY OF PROVISIONS.

          If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons whose circumstances are other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

          SECTION 36. SERVICE OF NOTICE.

          Notices hereunder shall be in writing signed by the party serving the same and shall be sent by (i) registered or certified United States Mail, return receipt requested, postage prepaid, and shall be addressed to the parties at the addresses appearing in Section 1 hereof, which notice shall be deemed given three (3) days after deposit thereof in the U.S. mail, (ii) Federal Express or other overnight courier, or (iii) personal delivery.

          SECTION 37. BINDING ON SUCCESSORS AND ASSIGNS.

          The terms, conditions and covenants of this Lease shall be binding upon and shall inure to the benefit of each of the parties hereto, their heirs, personal representatives, successors or assigns.

          SECTION 38. AMENDMENTS.

          No waivers, alterations or modifications of this Lease or any agreements in connection therewith shall be valid unless in writing duly executed by both Landlord and Tenant herein.

          With respect to Tenant, any amendment hereto shall be executed by an officer having a title of at lease vice president, senior or executive vice president. Further, any amendment, waiver, or modification must expressly state that it is an amendment, waiver or modification of this Lease.

          SECTION 39. MERGER.

          This Lease supersedes any and all other agreements, either oral or in writing between the parties hereto with respect to the demised premises and contains all of the covenants, agreements and other obligations between the said parties with respect to said premises.

          SECTION 40.    PARAGRAPH HEADINGS.

          The words appearing at the commencement of paragraphs and sub-paragraphs of this Lease are included only as a guide to the content thereof and are not to be considered in the construction of this Lease.

          SECTION 41.    GOVERNING LAWS.

          The laws of the State of Illinois shall govern the validity, performance and enforcement of this Lease.

          SECTION 42.    INTENTIONALLY OMITTED.

          SECTION 43.    ASSIGNMENT OF LEASE OR RENT.

          If the Leased Premises or any part thereof or premises of which the Leased Premises are a part are at any time subject to a first mortgage or a first deed of trust and this Lease or the rent is assigned to such mortgagee, beneficiary or trustee, and the Tenant is given written notice thereof, including the address of such assignee, then the Tenant shall not terminate this Lease nor claim any offset for any default on the part of the Landlord without first giving written notice to such assignee, specifying the default in reasonable detail, and affording such assignee a reasonable opportunity to make performance for and on behalf of the Landlord.

          SECTION 44.     ATTORNEYS' FEES.

          Tenant agrees to pay all costs and expenses, including reasonable attorneys' fees which may be incurred or imposed on the Landlord in enforcing the terms of this Lease against Tenant, whether or not such enforcement involves litigation. Landlord agrees to pay all costs and expenses, including reasonable attorneys' fees which may be incurred or imposed on the Tenant in enforcing the terms of this Lease against Landlord, whether or not such enforcement involves litigation. In the event that any litigation shall arise with respect to any dispute pertaining to this Lease, then the prevailing party to such litigation shall be entitled as a part of its damages all costs and attorneys's fees incurred in connection with such litigation.

          SECTION 45.     MISCELLANEOUS AFFIRMATIVE COVENANTS.

          Tenant covenants at its expense at all times during the Lease Term, including Option Terms, and such further time as Tenant occupies the Leased Premises or any part thereof:

          (A) To store all trash and refuse in adequate containers within the Leased Premises, or within such outside areas as may be designated, but which must first be approved by Landlord, which, in each case, shall be maintained in a neat and clean condition and so as not to be visible to members of the public shopping in the Shopping Center and so as not to create any health or fire hazard; to keep all drains pipes and sewers on the Leased Premises clean, unobstructed, and free of accumulation of grease and other waste from the Leased Premises, and to remove all such waste with proper traps, disposals, etc. so as to prevent such waste from accumulating in any drains or pipes or being improperly discharged through any drains or pipes into any system of pipes or sewers located outside the Leased Premises and if, as a result of the improper discharge of waste from operation of Tenant's business, Landlord experiences any sewer, plumbing or other problems of any kind in any area of the Shopping Center, Tenant shall, immediately after notice from Landlord, correct such problem to Landlord's satisfaction at Tenant's reasonable expense, and if Tenant fails to do so within ten (10) days after notice from Landlord, Landlord may do so and Tenant shall pay to Landlord, as additional rent, all reasonable costs of correcting the problem, provided that Landlord first delivers to Tenant copies of all bills evidencing the amount expended by Landlord to correct such problems and the purposes for such expenditures, and to conform to all reasonable rules and regulations which Landlord may make in the management and use of the Shopping Center, and to require such conformance by Tenant's employees.

          (B) To arrange for the regular pickup of all trash and garbage from the Leased Premises at Tenant's expense. Tenant shall not burn any trash or garbage at any time in or about the building, and Tenant shall attend to the regular disposal thereof in a reasonable manner.

          (C) To give Landlord prompt written notice of any casualty, material damage or other similar occurrence in or to the Leased Premises of which Tenant has actual knowlege.

          SECTION 46. MISCELLANEOUS NEGATIVE COVENANTS.

          Tenant covenants at all times during the Lease Term and such further times as Tenant occupies the Leased Premises or any part thereof:

          (A) Not to injure, overload, deface or otherwise harm the Leased Premises; nor commit any nuisance; nor unreasonably annoy owners or occupants of neighboring property; nor permit any unreasonable odors to emanate from the Leased Premises or any improvement thereon other than the momentary odor which may be discharged through a door when open for exit or entrance; nor use the Leased Premises for any extra-hazardous purpose or in any manner that will suspend, void or make inoperative any liability policy or policies of insurance of the kind generally in use in the state at any time carried on any improvement within the Shopping Center; nor sell, distribute or give away any product which tends to create a nuisance; nor make any use of the Leased Premises which is improper, offensive or contrary to any law or ordinance or any regulation of any governmental authority; nor conduct or permit any going-out-of-business, bankruptcy fire, or auction sales on the Leased Promises; nor use any advertising medium such as hand bills, flashing lights, searchlights, loud speakers (except for the pick-up window orderinq system), phonographs, sound amplifiers or radio or television receiving equipment in a manner to be seen or heard outside the building on the Leased Premises; nor load, unload or park any truck or other delivery vehicle in any area of the Shopping Center except that designated for such purposes, nor use any sidewalks, or other area on the portion of the Leased Premises located outside the building thereon, excepting Tenant's use of the trash enclosure approved by Landlord on the Approved Plans and Specifications, for the storage or disposal of trash or refuse or for the keeping, selling, or displaying of any merchandise or other object or for the conduction of any activity whatsoever except pedestrian movement and vehicular parking and movement;
nor place any fence, barricade, division rail or obstruction of any type or kind on any part of the Leased Premises.

          SECTION 47.    RULES AND REGULATIONS.

          Landlord shall have the right from time to time to form such reasonable rules and regulations for the Shopping Center as it deems desirable, and Tenant agrees to comply with same upon written notice thereof; provided such rules and regulations do not interfere with the conduct of Tenant's business or require Tenant to breach or violate any laws, rules or regulations applicable to the operation of its business.

          SECTION 48. EXCULPATION. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, covenants, undertakings and agreements herein made on the part of Landlord while in form purporting to be the representations, covenants, undertakings and agreements of the Landlord are nevertheless each and every one of them, made and intended not as personal representations, covenants, undertakings and agreements by the Landlord personally, but are made and intended for the purpose of binding only that portion of the trust property specifically leased hereunder and this Lease is executed and delivered by said Landlord not in its own right, but solely in the exercise of the powers conferred upon it as such trustee; that no duty shall rest upon Landlord to sequester the trust estate or the rents, issue and profits arising therefrom, or the proceeds arising from any other disposition thereof; and that no personal liability or personal responsibility is assumed

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

nor shall at any time be asserted or enforceable against Landlord, or any of the beneficiaries of Landlord, or the agents of its beneficiaries, on account of this Lease or on account of any representations, covenants, undertakings or agreements of the Landlord, in this Lease contained either expressly or implied, all such personal liability, if any, being expressly waived and released by the Tenant herein and all persons claiming by, through or under said Tenant. The Tenant shall look solely to the equity of Landlord in the Leased Premises for the satisfaction of the remedies of Tenant in the event of a breach by the Landlord of any of the covenants and conditions of this Lease.

          SECTION 49. NON-WAIVER.

          The failure of the Landlord or Tenant to enforce any of the rights given to it under this Lease by reason of the violation of any of the covenants in this Lease to be performed by Landlord or Tenant shall not be construed as a waiver of the rights of the Landlord or Tenant to exercise any such rights as to any subsequent violations of such covenants, or as a waiver of any of the rights given to the Landlord or Tenant by reason of the violation of any of the other covenants of this Lease.

          SECTION 50. MEMORANDUM OF LEASE.

          Landlord agrees that upon request from Tenant, Landlord will promptly execute and deliver to Tenant a memorandum or short form lease to be recorded in the public office in which records relating to the Leased Premises are kept and take such other and further action as may be neessary to give all persons now or hereafter interested in title to the Leased Premises notice of the existence of this Lease, including such terms and provision as Tenant deems appropriate, provided, however, that no copy of this lease or other instrument shall be filed for record which sets forth the rental provisions contained herein.

          SECTION 51. ESTOPPEL LETTERS. At any time and from time to time, Tenant agrees, upon request in writing from Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified and stating the modifications) and the date to which Annual Base Rent and Additional Rent have been paid in full or any other information relative to this Lease which Landlord may reasonably request.

          SECTION 52. OPTION TO PURCHASE. Tenant shall have the option to purchase the Leased Premises in Lease Years Eleven (11), Sixteen (16) and Twenty (20) (the "Option to Purchase"). The Option to Purchase may be exercised by written notice delivered to Landlord no later than ninety (90) days prior to

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

expiration of the tenth (10th) Lease Year, the fifteenth (15th) Lease Year or the twentieth (20th) Lease Year, as the case may be. The purchase price for the Leased Premises shall be an amount derived by dividing the Annual Base Rent for the eleventh (11th), sixteenth (16th) or twenty first (21st) Lease Year, as the case may be, by nine and one-half percent (9 1/2%). In the event that Tenant exercises the Option to Purchase, closing shall be on a date agreed to by the parties, but no sooner than upon expiration of the Lease Year in which the Option to Purchase shall have been exercised. The Lease shall be deemed terminated as of the date of such closing. Until the date of closing, Tenant shall pay to Landlord all Annual Base Rent and Additional Rent due in accordance with the terms hereof and comply with all other terms and conditions hereof. The amount of Annual Base Rent payable between the date of Tenant's exercise of the Option to Purchase and the date of closing shall be the Annual Base Rent that would have been due if said Option had not been exercised, and in the event that the Option to Purchase is exercised during the twentieth Lease Year, after expiration thereof, the Annual Base Rent shall be the amount due for the twenty first (21st) Lease Year, as though Tenant had exercised its first option to renew.

          The purchase transaction shall be in accordance with the terms set forth in the form of Real Estate Sale Contract attached hereto and made a part hereof as Exhibit E. Landlord shall be obligated to provide Tenant with title insurance, but Landlord shall not be obligated to provide Tenant with a new survey at the time of closing.

          SECTION 53. TENANT'S SELF HELP. If Landlord shall be in default of any of its obligations hereunder, and if within thirty (30) days after written notice thereof from Tenant to Landlord, Landlord fails to cure said default, or if said default is incapable of cure within said thirty (30) day period and Landlord fails to commence to cure said default within said thirty
(30) day period, Tenant shall have the right to cure same, and Landlord shall reimburse Tenant for the amount of same within ten (10) days after receipt of an invoice therefore and appropriate documentation. The amount paid by Tenant shall bear interest at the fourteen percent (14%) per annum from the date paid until the date repaid, and if not paid within said ten (10) day period, may be set-off as a credit against Annual Base Rent. If Tenant shall notify Landlord of a default more than twice in any Lease Year, then the cure period for any said default shall be reduced to twenty (20) days to cure or to commence the cure. In the event of an emergency, Tenant shall use its best efforts to notify Landlord, and Landlord shall use its best efforts to promptly respond. If Tenant is unable to notify Landlord, or if Landlord is notified and fails to promptly respond, Tenant shall have the right to cure said default, provided however, if Tenant is unable to notify Landlord, Landlord shall not be liable for interest on costs incurred by Tenant. For purposes hereof, "emergency" shall mean imminent danger of injury or death to person or material damage to property, or the continued failure to promptly remove impediments to egress and ingress or to light the Shopping Center, including the Leased Premises.

          54. SOIL BORINGS. Prior to the commencement of the Work, Landlord shall cause soil tests to be performed on the Leased Premises to determine the suitability of the soil for construction of Tenant's Building. In the event that said soil tests demonstrate that said soil cannot support Tenant's Building, Landlord shall notify Tenant thereof in writing, and within fifteen
(15) days after receipt of such notice, Tenant shall have the right to terminate this Lease upon written notice delivered to Landlord within said 15 day period.


          THIS LEASE HAS BEEN EXECUTED BY THE PARTIES ON PAGE 3 HEREOF

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